EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT


Name                                           Jurisdiction of Incorporation
----                                           -----------------------------

Investors Trust Company                          Pennsylvania

National Penn Bank                               United States of America

         Penn Securities, Inc.                   Pennsylvania

         Link Financial Services, Inc.           Pennsylvania

         Penn 1st Financial Services, Inc.       Pennsylvania

                  RBO Funding, Inc.              Virginia

         1874 Financial Corp.                    Pennsylvania

         NPB Delaware, Inc.                      Delaware

         National Penn Consulting
           Services, Inc.                        Pennsylvania

         Blue Rock Realty Corp. II               Pennsylvania

National Penn Investment Company                 Delaware

National Penn Life Insurance Company             Arizona

Panasia Bank, N.A.                               United States of America

         Panasia Investment Company              New Jersey